AMENDED AND RESTATED
                                 LOAN AGREEMENT



                                    - Among -



                          COLUMBUS MCKINNON CORPORATION
                         EMPLOYEE STOCK OWNERSHIP TRUST

                          COLUMBUS MCKINNON CORPORATION



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                               MARINE MIDLAND BANK

















                                     DATED:  August 5, 1996






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                                TABLE OF CONTENTS


                                                                        PAGE
                                                                        ----


         ARTICLE I  Definitions..........................................  1
         ---------

              1.1      Definitions.......................................  1
              1.2      Accounting Terms..................................  3


         ARTICLE II  The Credit........................................... 3
         ----------

              2.1      The Credit. . . . . . . . . . . . . . . . . . . .   3
              2.2      The Note. . . . . . . . . . . . . . . . . . . . .   3
              2.3      Interest. . . . . . . . . . . . . . . . . . . . .   4
              2.4      Prepayment. . . . . . . . . . . . . . . . . . . .   5
              2.5      Use of Proceeds . . . . . . . . . . . . . . . . .   6
              2.6      Special Provisions Governing LIBOR Loans. . . . .   6
              2.7      Taxes.............................................. 6

         ARTICLE III  Representations and Warranties...................... 7
         -----------

              3.1      Authority.......................................... 7
              3.2      Valid and Binding Obligation....................... 7
              3.3      No Pending Litigation.............................. 7
              3.4      No Consent or Filing............................... 7
              3.5      Compliance With Laws and Regulations............... 7
              3.6      Guarantor's Obligations. . . . . . . . . . . ...... 8
              3.7      Federal Regulations................................ 8
              3.8      Credit Agreement . . . . . . . . . . . . . . . . .. 8

         ARTICLE IV  Affirmative Covenants................................ 8
         ----------

              4.1      Payments........................................... 8
              4.2      Future Financial Statements........................ 8
              4.3      Books and Records.................................. 8
              4.4      Compliance with Law................................ 9
              4.5      Use of Proceeds.................................... 9
              4.6      Taxes.............................................. 9
              4.7      ESOP............................................... 9
              4.8      Reports and Notices................................ 9
              4.9      Information........................................ 9
              4.10     Amendments......................................... 9
              4.11     Notice............................................ 10
              4.12     Other Acts........................................ 10
              4.13     Credit Agreement Affirmative Covenants . . . . . . 10

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         ARTICLE V  Negative Covenants................................... 10
         ---------

              5.1      Borrowed Money.................................... 10
              5.2      Encumbrances...................................... 10
              5.3      Maintain Existence................................ 11
              5.4      Credit Agreement Negative Covenants. . . . . . . . 11

         ARTICLE VI  Default............................................. 11
         ----------

              6.1      Events of Default................................. 11
              6.2      Effects of an Event of Default.................... 12

         ARTICLE VII  Expenses........................................... 13
         -----------

         ARTICLE VIII  Miscellaneous..................................... 13
         ------------

              8.1      Amendments and Waivers............................ 13
              8.2      Delays and Omissions.............................. 13
              8.3      Successors and Assigns............................ 13
              8.4      Notices........................................... 14
              8.5      Governing Law..................................... 14
              8.6      Counterparts...................................... 14
              8.7      Titles............................................ 15
              8.8      Inconsistent Provisions........................... 15
              8.9      Course of Dealing................................. 15
              8.10     Collateral Release................................ 15
              8.11     The Trustee....................................... 15
              8.12     Non-Recourse...................................... 16
              8.13     JURY TRIAL WAIVER................................. 16
              8.14     CONSENT TO JURISDICTION........................... 16



                                     - ii -

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                  AMENDED AND RESTATED LOAN AGREEMENT  dated August 5, 1996 made by and between COLUMBUS MCKINNON CORPORATION EMPLOYEE STOCK OWNERSHIP TRUST, a trust which was created under the laws of the State of New York ("Borrower"), COLUMBUS MCKINNON CORPORATION, a corporation organized under the laws of the State of New York ("Guarantor") and MARINE MIDLAND BANK, a banking corporation organized under the laws of the State of New York ("Bank").

                                   WITNESSETH

                           WHEREAS, Bank, Guarantor and Borrower are parties
to a Loan Agreement dated October 27, 1994 ("Original Agreement"); and

                           WHEREAS, Fleet Bank, Bank, Fleet Bank as  Administra-
tive Agent and Guarantor have entered into a Credit Agreement dated of even date herewith ("Credit Agreement"); and

                           WHEREAS, Bank, Guarantor and Borrower  wish to  amend
and restate the Original Agreement in its entirety to incorporate certain covenants and pricing provisions of the Credit Agreement; it being understood that the no additional money is being advanced in connection with this Agreement and that the Note (as defined hereinafter) is not being replaced and remains an obligation of the Borrower.

                           NOW THEREFORE the parties agree as follows:

                             ARTICLE I. DEFINITIONS

                  1.1 DEFINITIONS. As used in this Agreement, unless otherwise specified, the following terms shall have the following respective meanings:

                  "Business Day" - shall have the meaning set forth in the Credit Agreement.

                  "Credit" - collectively, "Credit" as defined in Section 2.1 of this Agreement.

                  "Credit Agreement" - the Credit Agreement between Fleet Bank, Bank, Fleet Bank as Administrative Agent and Guarantor dated August 5, 1996, as amended from time to time.

                  "Domestic Subsidiary" - any Subsidiary organized under the laws of the United States or any state or territory thereof.

                  "ESOP" - the Columbus McKinnon Corporation Employee Stock Ownership Plan dated April 1, 1987, as amended and restated as of November 1, 1988, as amended and restated as of October 27, 1994.



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                  "Eurodollar Loan" - "LIBOR Loan" as defined hereinafter.

                  "Guaranty" - Guaranty by Guarantor to Bank dated October 27, 1994 guaranteeing the payment of any and all indebtedness and liabilities, whether now existing or hereafter incurred of the Borrower to the Bank, as the same may be amended or supplemented from time to time.

                  "Interest Period" - with respect to any LIBOR Loan, the period commencing on the date such loan is made and ending, as the Borrower may select, pursuant to Section 2.3(a) and (b) hereof, or the numerically corresponding day in the first, second, third or sixth calendar month thereafter, except that each such Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (a) no Interest Period may extend beyond matur-ity; and

                           (b) if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next Business Day, unless such Business Day would fall in the next calendar month in which event such Interest Period shall end on the immediately preceding Business Day.

                  "Leverage Ratio" - shall have the meaning set forth in the Credit Agreement.

                  "LIBOR Interest Rate" - shall have the meaning set forth in the Credit Agreement.

                  "LIBOR Loan" - a portion of the Credit for which the interest rate is calculated based on the LIBOR Interest Rate.

                  "London Interbank Offered Rate" - shall have the meaning set forth in the Credit Agreement.

                  "Note" - as used in all  Articles  of this  Agreement,  except
Article II, collectively, all notes evidencing any indebtedness created under this Agreement.

                  "Plan Year" - Plan Year, as defined in Section 8.10 of this Agreement.


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                                      - 3 -



                  "Pledge Agreement" - Pledge Agreement dated October 27, 1994 executed and delivered by Borrower to Bank, pursuant to which Borrower pledged to the Bank all shares of stock of the Guarantor owned or controlled directly or indirectly by the Borrower and acquired with the proceeds of the Credit by delivering the certificates of stock and endorsing such certificates or appropriate stock powers to the Bank, as the same may be amended or supplemented from time to time.

                  "Prime Rate" - the rate of interest publicly announced by the Bank from time to time as its prime rate and is a base rate for calculating interest on certain loans. The Prime Rate may or may not be the most favorable rate charged by the Bank to its customers.

                  "Prime Rate Loan" - a portion of the Credit for which the interest rate is calculated based on the Prime Rate.

                  "Subsidiary" - shall have the meaning set forth in the Credit Agreement.

                  "Tangible Net Worth" - shall have the meaning set forth in the Credit Agreement.

                  "Trust Agreement" - the Columbus McKinnon Corporation Leveraged Employee Stock Ownership Trust Agreement effective as of April 1, 1987 (formerly known as the Columbus McKinnon Corporation Personal Retirement Account Trust Agreement), by and between the Guarantor and the persons named as trustees therein, as amended from time to time

                  "Trustees" - each or all of Kenneth G. McCreadie, Peter A. Grant and Robert L. Montgomery, Jr. in their capacity as trustees for the Borrower.

                  1.2 ACCOUNTING TERMS. All accounting terms not otherwise defined herein have the meaning assigned to them in accordance with generally accepted accounting principles.

                             ARTICLE II. THE CREDIT

                  2.1 THE CREDIT. The Bank agreed to lend to the Borrower and the Borrower agreed to borrow from the Bank the sum of TWO MILLION DOLLARS ($2,000,000.00) ("Credit").

                  2.2 THE NOTE. The Credit is evidenced by a term note made by Borrower to Bank dated October 27, 1994 ("Note"), payable in accordance with the terms and conditions set forth therein. The Note is also subject to mandatory prepayment as set forth in Section 2.4(c) of this Agreement.

                  2.3      INTEREST.

                   (a) NOTICE. The Credit shall bear interest on the date hereof at the Prime Rate unless the Borrower has given the Bank notice at least three
(3) Business Days prior to the date it desires all or any portion of the Credit to be a LIBOR Loan. Subject to Section 2.3(b) hereof, Borrower may elect to convert any portion of the Credit that is a Prime Rate Loan to a LIBOR Loan or to continue any LIBOR Loan as a new LIBOR Loan by giving notice. All notices given under this Section 2.3(a) shall be irrevocable and shall be given not later than 11:00 a.m. on the day which is not less than the number of Business Days specified above for such notice.

                    (b) CONVERSION AND RENEWALS. The Borrower may elect from time to time to convert all or part of a Prime Rate Loan into a LIBOR Loan or a LIBOR Loan into a Prime Rate Loan or to renew all or part of a LIBOR Loan by giving Bank notice at least one (1) Business Day before conversion into a Prime Rate Loan and at least three (3) Business Days before conversion into or renewal of a LIBOR Loan specifying: (a) the renewal or conversion date; (b) the amount of the Prime Rate Loan or LIBOR Loan to be converted or renewed; (c) in the case of conversion, whether the conversion is into a Prime Rate Loan or a LIBOR Loan; and (d) in the case of a renewal of, or a conversion into, a LIBOR Loan, the duration of the Interest Period applicable thereto; provided that (i) the minimum principal amount of each Prime Rate Loan outstanding after a renewal or conversion shall be $250,000.00 and the minimum principal amount of each LIBOR Loan after a renewal or conversion shall be $250,000; and (ii) a LIBOR Loan can be converted only on the last day of the Interest Period for such LIBOR Loan. All notices given under this Section 2.3(b) shall be irrevocable and shall be given not later than 11:00 a.m. on the day which is not less than the number of Business Days specified above for such notice. If the Borrower shall fail to give Bank the notices specified above for the renewal or conversion of a LIBOR Loan prior to the end of the Interest Period with respect thereto, such LIBOR Loan shall by automatically converted into a Prime Rate Loan on the last day of the Interest Period for such LIBOR Loan.

                    (c) PAYMENTS OF INTEREST. The Credit shall bear interest at the rates of interest set forth in Section 2.06 of the Credit Agreement.

                     Interest on the Credit shall be paid in immediately avail-able funds to the Bank at One Marine Midland Center, Buffalo, New York as follows:


                    (i)  Except to the extent  that the Credit is a LIBOR  Loan,


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                                                     - 5 -


                         on the first day of each month commencing after the date of this Agreement and at maturity of the Credit; and

                    (ii) For each LIBOR  Loan,  on the last day of the  Interest
                         Period with respect thereto and in the case of any Interest Period greater than three months, at three month intervals after the first day of such Interest Period.



                    (d) DEFAULT RATE. Any principal amount not paid when due (at maturity, by acceleration or otherwise) shall bear interest thereafter until paid in full, payable on demand, at a rate per annum equal to the rate of interest otherwise payable on such amount plus four percent (4%) until paid in full.

                  2.4      PREPAYMENT.

                  (a) OPTIONAL PREPAYMENT - PRIME RATE LOANS. The Borrower may prepay, without premium, all or part of the indebtedness consisting of Prime Rate Loans, together with interest on the principal so prepaid to the date of prepayment. Subject to Subsection 2.4 (c) below, any partial prepayment shall be applied to payments of the Note in inverse order of maturity.

                  (b) OPTIONAL PREPAYMENT - LIBOR LOANS. The Borrower shall have the right to prepay without premium all or any portion of the indebtedness consisting of LIBOR Loans on the expiration day of the applicable Interest Period. If any LIBOR Loan is prepaid at any other time the Borrower shall pay to the Bank such amount or amounts as the Bank deems necessary to compensate it for any loss or expense sustained or incurred by the Bank with respect to such repayment or prepayment. Subject to subsection 2.4(c) below, any partial prepayment shall be applied to payments of the Note in inverse order of maturity.

                  (c) MANDATORY PREPAYMENT. In addition to the installments otherwise specified in the Note, the Borrower shall prepay $100,000 of principal of the Note in five (5) annual installments. The Borrower has prepaid one (1) installment on April 1, 1995 in the amount of $8333.00 and one (1) installment in the amount of $22,619.75 on or before April 1, 1996, and the Borrower shall prepay three (3) installments in the amounts of $22,916.75 each, payable on or before the first day of each April of each year beginning April 1, 1997 ("Mandatory Prepayment") which Mandatory Prepayment shall be applied to installments of principal of the Note in inverse order of maturity. Any prepayment in any Plan Year exceeding the amount of the required Mandatory Prepayment shall be applied to the Mandatory Prepayment due in the immediately succeeding year or years, until the


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                                      - 6 -


Borrower  has  prepaid  the full  $100,000  which must be paid  pursuant to this
Section 2.4(c).

                  2.5 USE OF PROCEEDS. The Borrower covenants to the Bank that the proceeds advanced under this Agreement have and will be used exclusively to acquire employer securities within the meaning of Section 409(1) of the Internal Revenue Code and Borrower directed the Bank to advance such proceeds directly to the Guarantor for such purpose. The Guarantor covenants to the Bank that it has used such proceeds, and the proceeds of the funds it received from the Borrower which the Borrower received from its $4,000,000 loan from Fleet Bank, to reduce the Guarantor's working capital lines, to pay for certain environmental remediation work (estimated to cost approximately $2,766,000) and to fund the stock redemption to the Estates of Neville Proctor and Walter Ersing.

                  2.6      SPECIAL PROVISIONS GOVERNING LIBOR LOANS

                           The provisions  set forth  in the  following sections
of the Credit  Agreement:  Section 2.10  (Illegality),  Section 2.11 (Disaster),
Section 2.12 (Increased Cost), and Section 2.13 (Funding Loss Indemnification) are incorporated herein by reference as if fully set forth. The provisions as incorporated herein shall survive the termination of the Credit Agreement.

                  2.7 TAXES. If any taxes (other than taxes with respect to the income of the Bank), or duties of any kind shall be payable, or ruled to be payable, by or to any taxing authority of or in the United States, or any foreign country, or any political subdivision of any thereof, in respect of any of the transactions contemplated by this Agreement (including, but not limited to, execution, delivery, performance, enforcement, or payment of principal or interest of or under the Note or this Agreement, or the making of a LIBOR Loan), by reason of any now existing or hereafter enacted statute, rule, regulation or other determination (excluding any taxes imposed on or measured by the net income of the Bank), the Company will:

                  (1) pay on written request therefor all such taxes or duties, including interest and penalty, if any,

                  (2) promptly furnish the Bank with evidence of any such payment, and

                  (3) indemnify and hold the Bank and any holder or holders of the Note harmless and indemnified against any liability or liabilities with respect to or in connection with any such taxes or the payment thereof or resulting from any delay or omission to pay such taxes.

                   ARTICLE III. REPRESENTATIONS AND WARRANTIES

                  The Borrower makes the following representations and warranties, which shall be deemed to be continuing representations and warranties so long as any indebtedness of the Borrower to the Bank, including indebtedness for fees and expenses, remains unpaid:

                  3.1 AUTHORITY. The Borrower is a trust established under the laws of New York and has all necessary power and authority to enter into this Agreement and to execute, deliver and perform this Agreement, the Note, the Pledge Agreement and any other document executed in connection with this Agreement, all of which have been duly authorized by the Trust Agreement.

                  3.2 VALID AND BINDING OBLIGATION. This Agreement, the Pledge Agreement and any other document executed in connection herewith, and the Note constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

                  3.3 NO PENDING LITIGATION. There are not any actions, suits, proceedings (whether or not purportedly on behalf of the Borrower) or investigations pending or, to the knowledge of the Borrower, threatened against the Borrower or any basis therefor, which, if adversely determined, would, in any case or in the aggregate, materially adversely affect the financial condition of the Borrower or which question the validity of this Agreement, the Note, the Guaranty, the Pledge Agreement or other documents required by this Agreement, or any action taken or to be taken pursuant to any of the foregoing.

                  3.4 NO CONSENT OR FILING. Other than the filings and approvals contemplated by Section 3.5, no consent, license, approval or authorization of, or registration, declaration or filing with, any court, governmental body or authority or other person or entity is required in connection with the valid execution, delivery or performance of this Agreement, the Note, the Pledge Agreement or other documents required by this Agreement or in connection with any of the transactions contemplated thereby.

                  3.5 COMPLIANCE WITH LAWS AND REGULATIONS. All necessary action has been taken to adopt the ESOP and appoint the Trustees, and the Board of Directors of the Guarantor has directed the officers of the Guarantor to have the ESOP approved by the United States Department of the Treasury as qualified under Section 401(a) and 4975(e)(7) of the Internal Revenue Code as amended.

                  3.6 GUARANTOR'S OBLIGATIONS. The Guarantor has full power and authority to guarantee, to execute and deliver this Agreement, the Guaranty and to take all other action called for by the Guaranty. The Guaranty and this Agreement constitute the legal, valid and binding obligations of the Guarantor enforceable in accordance with the terms contained therein, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

                  3.7 FEDERAL REGULATIONS. The Borrower is not engaged principally, or as one of its important activities, in the business of extending or arranging for the extension of credit for the purpose of purchasing or carrying "margin security" or "margin stock" (as defined in Regulations G and U issued by the Board of Governors of the Federal Reserve System). Likewise, the Borrower does not own or intend to carry or purchase any such "margin security" or "margin stock," and the Borrower will not use the proceeds advanced pursuant to this Agreement to purchase or carry (or refinance any borrowing the proceeds of which were used to purchase or carry) any such "margin security" or "margin stock."

                  3.8 CREDIT AGREEMENT.    The  representations  and  warranties
made by the Guarantor, set forth in Article VI of the Credit Agreement are true and corrent, and are incorporated herein by reference as if fully set forth. The representations and warranties as incorporated herein shall survive the termination of the Credit Agreement.


                        ARTICLE IV. AFFIRMATIVE COVENANTS

                  During the term of this Agreement, and so long thereafter as any indebtedness of the Borrower to the Bank shall remain unpaid, including any indebtedness for fees and expenses, the Borrower will:

                  4.1  PAYMENTS.   Duly and  punctually pay the principal of and
interest on all indebtedness incurred by it pursuant to this Agreement in the manner set forth in this Agreement.

                  4.2 FUTURE FINANCIAL STATEMENTS. Furnish to the Bank the financial statements and other certificates and information described in Section
7.02 of the Credit Agreement.

                  4.3 BOOKS AND RECORDS. Keep proper books and records in accordance with generally accepted accounting principles consistently applied and notify the Bank promptly in writing of any proposed change in the location at which such books and records are maintained.

                  4.4 COMPLIANCE WITH LAW. Comply in all material respects with all applicable laws and governmental rules and regulations.

                  4.5 USE OF PROCEEDS. Use the proceeds of the loan solely and exclusively for the purpose of acquiring employer securities within the meaning of Internal Revenue Code Section 409(1).

                  4.6 TAXES. Pay all taxes, assessments and other charges of every nature which may be imposed, levied or assessed against the Borrower or the ESOP (and provide to the Bank receipted bills therefor if requested by the Bank), prior to the date of attachment of any penalties or liens with respect thereto (other than liens attaching prior to payment becoming due if payment is made when due); provided, however, this Agreement shall not be deemed to require such payment so long as the validity of such tax, assessment or other charge is being contested in good faith by appropriate proceedings diligently conducted and so long as the enforcement of any such lien is appropriately stayed.

                  4.7 ESOP. Promptly file, or cause the Guarantor to file, with the appropriate District Director or other official of the Internal Revenue Service for a determination letter that the ESOP is a qualified plan under Internal Revenue Code Section 401(a) and take all necessary and appropriate action to maintain the ESOP in full force and effect and to keep it fully qualified under the Internal Revenue Code and regulations thereunder, from time to time in effect.

                  4.8 REPORTS AND NOTICES. Furnish promptly to the Bank such information as the Bank may reasonably require concerning the Borrower or the ESOP and assets held by the ESOP or the Borrower and such other information as the Bank may reasonably require; to notify the Bank promptly of any litigation instituted or threatened against Borrower or the ESOP, any deficiencies asserted or liens filed by the Internal Revenue Service against the Borrower, the ESOP or the Trustee, any audits of any Federal or State tax return of Borrower or the ESOP, and the results of any such audit; and any other matters which could reasonably be expected to adversely affect the Borrower's ability to perform its obligations under this Agreement.

                  4.9 INFORMATION. Provide, or cause the Trustees to provide, to the Bank copies of all information incident to the Borrower's ownership of shares of the Guarantor.

                  4.10 AMENDMENTS. Refrain, and cause the Guarantor to refrain, from amending or modifying, or agreeing to the amendment or modification of, the ESOP, or other matters relating to the ESOP or its operation if the effect of any such amendment or modification, or of all such amendments and modifications in the aggregate, would be to cause the ESOP to lose its qualification under Internal Revenue Code Section 401(a) or the Trust's qualification under Section 501(a), or would jeopardize the tax effects of the ESOP or the deductibility of contributions by the Guarantor to the ESOP, or would result in any violation of the Employee Retirement Income Security Act of 1974, as amended.

                  4.11 NOTICE. Notify the Bank promptly in writing of the Guarantor's failure to make any contribution to the ESOP or to the Borrower that is required by the ESOP.

                  4.12 OTHER ACTS. Execute and deliver, or cause to be executed and delivered, to the Bank all further documents and perform all other acts and things which the Bank deems necessary or appropriate to protect or perfect any security interests in any property directly or indirectly securing payment of any indebtedness of the Borrower to the Bank.

                  4.13 CREDIT AGREEMENT AFFIRMATIVE COVENANTS. Guarantor shall comply with all affirmative covenants set forth in Article VII of the Credit Agreement which covenants as amended from time to time are incorporated herein by reference as if fully set forth. The foregoing covenants as incorporated herein shall survive the termination of the Credit Agreement.


                          ARTICLE V. NEGATIVE COVENANTS

                  During the term of this Agreement and so long thereafter as any of the indebtedness of the Borrower to the Bank, including any indebtedness for fees and expenses, shall remain unpaid, the Borrower, without the prior written consent of the Bank, will not:

                  5.1 BORROWED MONEY. Create, incur, assume or suffer to exist any liability for borrowed money except to the Bank, except for an existing loan from Fleet Bank in the original amount of $4,000,000.00 which loan was used only to purchase shares of stock of the Guarantor.

                  5.2 ENCUMBRANCES. Create, incur, assume or suffer to exist any mortgage, lien, security interest, pledge or other encumbrance on any of its property or assets, whether now owned or hereafter owned or acquired, other than encumbrances in favor of the Bank and other than a pledge of shares in favor of Fleet Bank of New York to secure payment of the loans described in Section 5.1 above.

                  5.3 MAINTAIN EXISTENCE. Take any action that would cause the Borrower to not maintain itself as it is presently constituted or take any action that would cause the ESOP and the Borrower not to be a qualified employee stock ownership plan and trust under the Internal Revenue Code or the regulations promulgated thereunder.

                  5.4 CREDIT AGREEMENT NEGATIVE COVENANTS. Guarantor shall not breach the negative covenants set forth in Article VIII of the Credit Agreement which covenants as amended from time to time are incorporated herein by reference as if fully set forth. The foregoing covenants as incorporated herein shall survive the termination of the Credit Agreement.

                               ARTICLE VI. DEFAULT

                  6.1 EVENTS OF DEFAULT.   The  occurrence of any one or more of
the following events shall constitute an event of default (individually, Event of Default, or, collectively, Events of Default):

                  (a) NONPAYMENT. Nonpayment when due whether by acceleration or otherwise of principal of or interest on the Note or of any fee or premium provided for hereunder.

                  (b) NEGATIVE COVENANTS. Default in the observance of any of the covenants or agreements of the Borrower contained in Article V of this Agreement.

                  (c) OTHER COVENANTS. Default in the observance of any of the covenants or agreements of the Borrower contained in this Agreement, other than in Section 4.1 or Article V, or in any other agreement with the Bank, which is not remedied within thirty (30) days after notice thereof by the Bank to the Borrower.

                  (d) REPRESENTATIONS. If any certificate, statement, representation, warranty or financial statement furnished by or on behalf of the Borrower pursuant to or in connection with this Agreement (including, without limitation, representations and warranties contained herein) or as an inducement to the Bank to enter into this Agreement or any other lending agreement with the Borrower shall prove to have been false in any material respect at the time as of which the facts therein set forth were certified, or to have omitted any substantial contingent or unliquidated liability or claim against the Borrower, or if on the date of the execution of this Agreement there shall have been any materially adverse change in any of the facts disclosed by any such statement or certificate, which change shall not have been disclosed by the Borrower to the Bank at or prior to the time of such execution.

                  (e) OTHER INDEBTEDNESS AND AGREEMENTS. Nonpayment by the Borrower of any indebtedness (other than as evidenced by the Note) owing by the Borrower when due (or, if permitted by the terms of the applicable document, within any applicable grace period), whether such indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or failure to perform any term, covenant or agreement on its part to be performed under any agreement or instrument (other than this Agreement) evidencing or securing or relating to any indebtedness owing by the Borrower when required to be performed if the effect of such failure causes the holder to accelerate the maturity of such indebtedness.

                  (f) JUDGMENTS. If any judgment or judgments in an amount exceeding $1,000,000 in the singular or in the aggregate (other than any judgment for which it is fully insured) against the Borrower remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 45 days.

                  (g) TERMINATION OF ESOP. The termination for any cause whatsoever of the ESOP without the prior written consent of the Bank.

                  (h) GUARANTOR'S DEFAULT. The occurrence of any Event of Default applicable to Guarantor contained in this Article VI, or the breach by Guarantor of any term, condition or covenant contained in the Guaranty.

                  (i) CREDIT AGREEMENT. The occurrence of any Event of Default set forth in the Credit Agreement, whether or not the Credit Agreement remains in effect.

                  6.2      EFFECTS OF AN EVENT OF DEFAULT.

                  (a) Upon the happening of one or more Events of Default (except a default under either Section 6.1(d) or 6.1(e) hereof), the Bank may declare any obligations it may have hereunder to be canceled and the principal of the Note then outstanding to be immediately due and payable, together with all interest thereon and fees and expenses accruing under this Agreement. Upon such declaration, any obligations the Bank may have hereunder shall be immediately canceled and the Note then outstanding shall become immediately due and payable without presentation, demand or further notice of any kind to the Borrower.

                  (b) Upon the  happening of one or more Events of Default under
Section 6.1(d) or 6.1(e) hereof, the Bank's obligations hereunder shall be canceled immediately, automatically and without notice, and the Note then outstanding shall become immediately due and payable without presentation, demand or notice of any kind to the Borrower.


                              ARTICLE VII. EXPENSES

                  The Guarantor shall reimburse the Bank promptly for all of its expenses including, without limitation, reasonable counsel fees, filing fees and recording fees incurred in connection with this Agreement and with any indebtedness subject hereto, for any taxes which the Bank may be required to pay in connection with the execution and delivery of this Agreement and the Note and for any expenses, including actual counsel fees and expenses, incident to the lawful enforcement of any provision of this Agreement, the Note, the Guaranty or the Pledge Agreement.


                           ARTICLE VIII. MISCELLANEOUS

                  8.1 AMENDMENTS AND WAIVERS. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof; supersedes all prior negotiations between the parties with respect to the subject matter hereof (and specifically supercedes the Original Agreement); no modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made except by a written agreement subscribed by the Trustee and duly authorized officers of the Bank and the Guarantor.

                  8.2 DELAYS AND OMISSIONS. No course of dealing and no delay or omission by the Bank in exercising any right or remedy hereunder or with respect to any indebtedness of the Borrower to the Bank shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. The Bank may remedy any default by the Borrower hereunder or with respect to any other person, firm or corporation in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by the Borrower and shall be reimbursed for its expenses in so remedying such default. All rights and remedies of the Bank hereunder are cumulative.

                  8.3 SUCCESSORS AND ASSIGNS. The Borrower, the Guarantor and the Bank as used herein shall include the legal representatives, successors and assigns of those parties.

                  8.4 NOTICES. Any notice or demand to be given hereunder shall be duly given if delivered, sent by facsimile transmission or mailed as follows:

                  To the Borrower       -        Columbus McKinnon Corporation
                                                 Employee Stock Ownership Trust
                                                 140 John James Audubon Parkway
                                                 Amherst, New York  14228-1197

                                                 Attn:  Robert L. Montgomery,
                                                        Trustee

                   To the Bank          -        Marine Midland Bank
                                                 One Marine Midland Center
                                                 Buffalo, New York  14203

                                                 Attn:  Regional Commercial
                                                        Banking Department


                  With a Copy to        -        Phillips, Lytle, Hitchcock,
                                                            Blaine & Huber
                                                 3400 Marine Midland Center
                                                 Buffalo, New York  14203

                                                 Attn:  Raymond H. Seitz, Esq.

                  To the Guarantor      -        Columbus McKinnon Corporation
                                                 140 John James Audubon Parkway
                                                 Amherst, New York  14228-1197

                                                 Attn:  Robert L. Montgomery
                                                        Executive Vice President

and shall be deemed effective if delivered upon delivery and if mailed upon deposit in an official depository maintained by the United States Post Office for the collection of mail.

                  8.5 GOVERNING LAW. This Agreement, the transaction described herein and the obligations of the Bank, the Borrower and the Guarantor shall be construed under, and governed by, the internal laws of the State of New York, without regard to principles of conflicts of laws.

                  8.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the Bank, the Borrower and the Guarantor on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same Agreement.

                  8.7 TITLES. Titles to the sections of this Agreement are solely for the convenience of the Bank, the Borrower and the Guarantor and are not an aid in the interpretation of this Agreement or any part thereof.

                  8.8 INCONSISTENT PROVISIONS. The terms of this Agreement and any related agreements, instruments or other documents shall be cumulative except to the extent that they are specifically inconsistent with each other, in which case the terms of this Agreement shall prevail.

                  8.9 COURSE OF DEALING.  Without  limitation of the  foregoing, the Bank shall have the right at all times to enforce the provisions of this Agreement and all other documents executed in connection herewith in strict accordance with their terms, notwithstanding any course of dealing or performance by the Bank in refraining from so doing at any time and notwithstanding any custom in the banking trade. Any delay or failure by the Bank at any time or times in enforcing its rights under such provisions in strict accordance with their terms shall not be construed as having created a course of dealing or performance modifying or waiving the specific provisions of this Agreement.

                  8.10 COLLATERAL RELEASE. The Bank shall release to the Borrower all Collateral remaining in its possession upon payment in full of all indebtedness of the Borrower to the Bank. Prior to such payment in full, the Bank shall release Collateral to the Borrower annually, the number of shares to be released each Plan Year to be equal to the number of encumbered shares held immediately before the release multiplied by a fraction, the numerator of which is the amount of principal and interest paid on the Note during the Plan Year and the denominator of which is the sum of the numerator plus the principal and interest to be paid on the Note for all future Plan Years. For this purpose, the interest to be paid in future years is to be computed by using the interest rates in effect as of the last day of the Plan Year for which the calculation is made. Each annual release of Collateral shall be calculated as of March 31 and shall occur within ninety (90) days of the end of the Plan Year. In the event of any change in the shares which occurs between March 31 and the date of the release, by reason of a dividend payable in shares, recapitalization, merger, consolidation, split-up, combination or exchange of shares, or the like, appropriate adjustments shall be made to the number of shares to be released. The "Plan Year" means the twelve-consecutive month period ending March 31.

                  8.11 THE TRUSTEE. The Bank acknowledges that the Trustee is acting solely as Trustee of the Borrower and not in its individual capacity in executing, delivering, and performing under this Agreement, the Note and the Collateral Documents, and the Bank shall look solely to the Collateral of the

Borrower and not to the individual assets of the Trustee for payment or satisfaction of any and all obligations of the Borrower hereunder.

                  8.12 NON-RECOURSE. Notwithstanding any other provision of this Agreement or the Note, no recourse shall be had against the Borrower for the payment of the principal of or interest on the Note other than to the collateral now or hereafter pledged pursuant to the Pledge Agreement.

                  8.13 JURY TRIAL WAIVER. THE BORROWER, THE BANK AND THE GUARANTOR WAIVE ANY RIGHT TO TRIAL BY JURY WHICH THEY MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR EQUITY, IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS RELATED THERETO.

                  8.14 CONSENT TO JURISDICTION. THE BORROWER, THE BANK AND THE GUARANTOR AGREE THAT ANY ACTION OR PROCEEDING TO ENFORCE OR ARISING OUT OF THIS AGREEMENT MAY BE COMMENCED IN THE SUPREME COURT OF NEW YORK IN ERIE COUNTY, OR IN THE DISTRICT COURT OF THE UNITED STATES FOR THE WESTERN DISTRICT OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers, all as of the 5th day of August, 1996.

                                          MARINE MIDLAND BANK

                                          By /s/ Cary J. Haller
                                             --------------------------
                                             Cary J. Haller
                                             Vice President


COLUMBUS MCKINNON                          COLUMBUS MCKINNON CORPORATION
 CORPORATION                                EMPLOYEE STOCK OWNERSHIP TRUST
By: /s/ Robert L. Montgomery              By /s/ Robert L. Montgomery
    ------------------------                 --------------------------
    Robert L. Montgomery                     Robert L. Montgomery, Trustee
    Executive Vice President
                                          By /s/ Peter A. Grant
                                             --------------------------
                                             Peter A. Grant, Trustee

                                          By /s/ Kenneth A. McCreadie
                                             --------------------------
                                             Kenneth A. McCreadie, Trustee